UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2020

Frontier Communications Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11001	06-0619596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

401 Merritt 7, Norwalk, Connecticut 06851
(Address of principal executive offices) (Zip Code)

(203) 614-5600
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03	Bankruptcy or Receivership.

As previously disclosed, on April 14, 2020, Frontier Communications Corporation (the “Company” and, as it may be reorganized pursuant to the Plan (as defined below), the “Reorganized Company”) and all of its direct and indirect subsidiaries (together with the Company, the “Company Parties” or the “Debtors” and, as they may be reorganized pursuant to the Plan, the “Reorganized Company Parties” or the “Reorganized Debtors”) filed voluntary petitions under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). Also as previously disclosed, on April 14, 2020, the Company Parties entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”) with certain noteholders (the “Consenting Noteholders”), pursuant to which the Consenting Noteholders agreed, subject to certain terms and conditions, to support a financial restructuring of the existing debt of, existing equity interests in, and certain other obligations of the Company Parties, pursuant to a pre-arranged financial restructuring plan filed in the Chapter 11 Cases.

On August 21, 2020, the Company Parties filed the Fifth Amended Joint Plan of Reorganization of Frontier Communications Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”) with the Bankruptcy Court.

On August 27, 2020, the Bankruptcy Court entered the Order Confirming the Fifth Amended Joint Plan of Reorganization of Frontier Communications Corporation and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (the “Confirmation Order”), which approved and confirmed the Plan. The effective date of the Plan will occur once all conditions precedent to the Plan have been satisfied (the “Effective Date”). The Debtors expect that the Effective Date will occur once all necessary regulatory approvals are obtained.

The Plan and Treatment of Claims and Interests

The Plan as approved and confirmed by the Bankruptcy Court provides for:

•
the applicable (x) Debtors, with the consent of the Consenting Noteholders then holding greater than 50.1% of the aggregate outstanding principal amount of senior notes claims that are held by all Consenting Noteholders subject to the Restructuring Support Agreement as of such date (the “Required Consenting Noteholders”), or (y) Reorganized Debtors taking any action as may be necessary or advisable to effectuate the restructuring transactions described in the Plan and Restructuring Transactions Memorandum (as defined in the Plan), including;

o	the execution, delivery, and filing of any organizational and governance documents for the Reorganized Company Parties;

o	any and all actions necessary or appropriate to effectuate the Secured Creditor Settlement (as defined below); and

o
the execution, delivery, and filing of all agreements, indentures, notes, filings, documents, and instruments delivered or entered into in connection with one or more debtor-in-possession financing facilities, which shall be used to repay certain of the Company Parties’ prepetition secured indebtedness and shall convert into an exit facility on the Effective Date (the “DIP-to-Exit Facility”), and the debtor-in-possession revolving financing facility, which shall, subject to certain conditions, convert into an exit revolving facility (the “DIP-to-Exit Revolving Facility” and, together with the DIP-to-Exit Facility, the “DIP Facilities”);

•
the final satisfaction, compromise, settlement, release, and discharge of claims arising under, derived from, secured by, based on, or related to the DIP-to-Exit Facility documents or the DIP-to-Exit Revolving Facility documents, on the Effective Date in exchange for payment in full in cash or, at the Company Parties’ election, and solely to the extent permitted under the DIP-to-Exit Facility documents or the DIP-to-Exit Revolving Facility documents, as applicable, or as otherwise agreed, such holder’s pro rata share of the applicable exit facilities;

•
on the Effective Date, issuance of takeback debt by one or more of the Reorganized Company Parties (the “Takeback Debt”), in a principal amount of $750 million, which shall include the following terms:

o
an interest rate that is either (a) no more than 2.50% higher than the interest rate of the next most junior secured debt facility to be entered into on the Effective Date if the Takeback Debt is secured on a third lien basis or (b) no more than 3.50% higher than the interest rate of the most junior secured debt facility to be entered into on the Effective Date if the Takeback Debt is unsecured;

o
a maturity of no less than one year outside of the longest-dated debt facility to be entered into by the Reorganized Company Parties on the Effective Date, provided that in no event shall the maturity of the Takeback Debt be longer than eight years from the Effective Date;

o
to the extent the Second Lien Notes (as defined below) claims are reinstated under the Plan, the Takeback Debt will be third lien debt, provided that to the extent the Second Lien Notes claims are paid in full in cash during the pendency of the Chapter 11 Cases or under the Plan, the Company Parties and the Required Consenting Noteholders will agree on whether the Takeback Debt will be secured or unsecured, within three business days of the Company Parties’ delivery to the Consenting Noteholders of a term sheet for the financing to repay the Second Lien Notes in full in cash that contains terms and conditions reasonably acceptable to the Company Parties and the Required Consenting Noteholders;

o
the Takeback Debt amount is subject to downward adjustment by the Consenting Noteholders holding at least sixty-six and two-thirds percent of the aggregate outstanding principal amount of senior notes that are held by all Consenting Noteholders; and

o
all other terms including, without limitation, covenants and governance, shall be reasonably acceptable to the Company Parties and the Required Consenting Noteholders; provided that such terms shall not be more restrictive than those in the indenture for the Second Lien Notes.

The Plan, among other things and subject to the terms of the Secured Creditor Settlement, contemplates the following treatment of claims against and interests in the Company Parties:

•
at the option of the applicable Reorganized Company Party, holders of secured claims against a Company Party that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations) (the “Secured Tax Claims”) shall receive (i) payment in full in cash or (ii) payment in cash made in equal semi-annual cash payments commencing as of the Effective Date or as soon as reasonably practicable thereafter and continuing for five years, in an aggregate amount equal to such claim, together with interest at the applicable non-default contract rate under non-bankruptcy law;

•
at the option of the applicable Company Party, holders of claims entitled to priority in right of payment under section 507(a) of the Bankruptcy Code other than Administrative Claims or Priority Tax Claims (each as defined in the Plan) shall receive payment in full in cash or such other treatment rendering such claims unimpaired;

•
claims arising under, derived from, based on, or related to the prepetition senior secured revolving credit facility (the “Revolving Credit Facility”) provided for under that certain credit agreement, dated as of February 27, 2017 (the “Credit Agreement”), by and among the Company, as the borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, shall be repaid on or before the Effective Date, including payment of interest payments calculated at the non-default contract rate through the earlier of the Effective Date or repayment of the Revolving Credit Facility in full in cash (which shall include accrued but unpaid postpetition interest);

•
claims arising under, derived from, based on, or related to the prepetition senior secured term loan facility (the “Term Loan Facility”) provided for under the Credit Agreement shall be repaid on or before the Effective Date or reinstated on the Effective Date solely in the event that financing to repay such claims cannot be obtained, including payment of interest payments calculated at the non-default contract rate through the earlier of the Effective Date or repayment of the Term Loan Facility in full in cash (which shall include accrued but unpaid postpetition interest);

•
claims arising under, derived from, based on, or related to the 8.000% first lien secured notes (the “First Lien Notes”) due April 1, 2027, issued pursuant to the indenture, dated as of March 15, 2019, by and among the Company, as issuer, the subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., as collateral agent, and Wilmington Trust, National Association, as successor trustee shall be repaid on or before the Effective Date or reinstated on the Effective Date, including payment of interest payments calculated at the non-default contract rate through the earlier of the Effective Date or repayment of the First Lien Notes in full in cash (which shall provide for the payment of accrued but unpaid postpetition interest).

•
claims arising under, derived from, based on, or related to the Company’s 8.500% second lien secured notes (the “Second Lien Notes”) due April 1, 2026, issued pursuant to that certain indenture, dated as of March 19, 2018, by and among the Company, as issuer, the subsidiary guarantors party thereto, and Wilmington Savings Fund Society FSB, as successor trustee and successor collateral agent (the “Second Lien Notes Trustee”) shall be repaid on or before the Effective Date or reinstated on the Effective Date, including payment of interest payments calculated at the non-default contract rate as required through the earlier of the Effective Date or repayment of the Second Lien Notes in full in cash (which shall provide for the payment of accrued but unpaid postpetition interest).

•
claims arising under, derived from, based on or related to (a) the 8.500% secured notes due November 15, 2031, issued by Frontier Southwest Incorporated pursuant to the Restated Indenture, dated June 1, 1940, by and among Frontier Southwest Incorporated, as issuer, and BOKF, NA, as successor trustee, and (b) Rural Utilities Service loan contracts due January 3, 2028 (collectively, the “Subsidiary Secured Notes”) shall be reinstated on the Effective Date, with holders of such claims receiving ordinary course cash interest payments at the applicable non-default contract rate through the Effective Date;

•
claims arising under, derived from, based on or related to the 6.750% unsecured notes due May 15, 2027 issued by Frontier California Inc., the 6.860% unsecured notes due February 1, 2028 issued by Frontier Florida LLC, the 6.730% unsecured notes due February 15, 2028, issued by Frontier North Inc., the 8.400% unsecured notes due October 15, 2029 issued by Frontier West Virginia Inc. and the applicable indentures, debentures and purchase agreements associated therewith shall be reinstated on the Effective Date, with holders of such claims receiving ordinary course cash interest payments at the applicable non-default contract rate through the Effective Date;

•
holders of claims arising under, derived from, based on, or related to the unsecured notes issued by the Company shall receive their (i) pro rata share of and interest in the Incremental Senior Notes Payment Amount (as defined in the Plan) and (ii) pro rata share of and interest in (after first reducing, for distribution purposes only, the amount of each such holder’s senior notes claim on a dollar-for-dollar basis by the amount of Incremental Senior Notes Payments, and solely to the extent actually paid): (a) 100% of the Reorganized Company’s new common stock, subject to dilution by the Reorganized Company’s management incentive plan; (b) the Takeback Debt, if any; and (c) the Surplus Cash (as defined in the Plan), if any;

•
to the extent not already satisfied during the Chapter 11 Cases, holders of certain other claims that are not secured shall receive: (i) payment in full in cash; (ii) reinstatement; or (iii) such other treatment rendering such claims unimpaired, in each case as reasonably acceptable to the Company Parties and the Required Consenting Noteholders;

•
holders of secured claims (other than claims arising under, derived from, based on or related to the Revolving Credit Facility, the Term Loan Facility, the First Lien Notes, the Second Lien Notes, the Subsidiary Secured Notes, the Secured Tax Claims or the DIP Facilities) shall receive, at the option of the applicable Company Party: (i) payment in full in cash, (ii) reinstatement; (iii) delivery of the collateral securing such claim; or (iv) such other treatment rendering such claim unimpaired;

•	claims subject to subordination under section 510(b) of the Bankruptcy Code shall be cancelled, released, discharged, and extinguished;

•	all intercompany claims and intercompany interests shall be either (a) reinstated or (b) cancelled on the Effective Date; and

•	all equity securities in the Company shall be cancelled, released and extinguished on the Effective Date.

Secured Creditor Settlement

The Plan will effectuate the settlement, release, compromise, discharge, and other resolution of all outstanding claims, interests, and causes of action, including the Objection of the Ad Hoc First Lien Committee to the Debtors’ Third Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 857], the Objection of the Second Lien Notes Trustee to the Debtors’ Third Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 858], and the Second Lien Committee’s Joinder to the Second Lien Notes Trustee’s Objection [Docket No. 860], as between the Company Parties, the ad hoc committee of certain unaffiliated holders of Term Loan Facility claims and First Lien Notes claims (the “First Lien Committee”) represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP and PJT Partners LP, the Second Lien Notes Trustee, and the ad hoc committee of certain unaffiliated holders of Second Lien Notes claims represented by Quinn Emanuel Urquhart & Sullivan, LLP (the “Second Lien Committee”) (such settlement, the “Secured Creditor Settlement”). The Secured Creditor Settlement includes, among other terms and subject to certain conditions, the following key terms:

•
holders of Term Loan Facility claims, First Lien Notes claims, and Second Lien Notes claims, and the First Lien Committee and Second Lien Committee, shall be deemed to have consented to reinstatement and shall not allege, and shall be deemed to have waived and foregone any objections to, any defaults arising from the transactions set forth in the Plan;

•
holders of Term Loan Facility claims, First Lien Notes claims, and Second Lien Notes claims, and the First Lien Committee and Second Lien Committee shall be deemed to have consented to and shall not impede or otherwise delay the Debtors’ pursuit of certain debtor in possession/exit financing facilities;

•
holders of Term Loan Facility claims, First Lien Notes claims, and Second Lien Notes claims, and the First Lien Committee and Second Lien Committee, shall waive and forgo any and all “make-whole” claims and claims to default interest under the Credit Agreement, the First Lien Notes indenture, and/or the Second Lien Notes indenture, as applicable;

•
holders of Revolving Credit Facility claims, Term Loan Facility claims, First Lien Notes claims (including the First Lien Committee), the applicable agents, and the First Lien Notes trustee shall be deemed to have waived any enforcement of any turnover or payment over rights under the Junior Lien Intercreditor and Subordination Agreement, dated as of March 19, 2018, against the Debtors, Second Lien notes trustee, or holders of Second Lien Notes claims with respect to certain obligations and amounts;

•
the Company Parties shall make a $48,200,000 payment to holders of Term Loan Facility claims, a $9,300,000 payment for the benefit of holders of First Lien Notes claims, and, in the event that the Effective Date occurs on or after March 31, 2021, an incremental payment of $7,500,000 to holders of Term Loan Facility claims;

•
the Company Parties or the Reorganized Company Parties, as applicable, shall pay in full in cash all reasonable First Lien Committee fees and Second Lien Committee fees that are due and owing under the applicable engagement letters; and

•
all adequate protection currently in effect shall remain in effect until entry of a final adequate protection order and, upon the Company Parties’ entry into any DIP Facilities, the Bankruptcy Court shall enter a final adequate protection order granting, among other things, adequate protection to secured creditors in the form of (i) liens and claims on all collateral securing any future DIP Facilities, and (ii) cash payments in the amount of accrued interest.

Capital Structure

As of July 31, 2020, there were 104,988,000 shares of the Company’s common stock outstanding. On the Effective Date, all outstanding equity interests in the Company, including the Company’s common stock, will be cancelled, released, and extinguished and holders of the common stock will not receive a distribution on account of their equity interests. The Company cautions that trading in the common stock during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks.

The shares of the Reorganized Company’s new common stock issued pursuant to the Plan will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any similar federal, state, or local law in reliance upon section 1145 of the Bankruptcy Code and Section 4(a)(2) of the Securities Act and Regulation D thereunder.

Certain Information Regarding Assets and Liabilities of the Debtors

In the Company’s most recent monthly operating report filed with the Bankruptcy Court on August 20, 2020, the Company reported total assets of approximately $17.5 billion and total liabilities of approximately $22.6 billion as of July 31, 2020. This financial information has not been audited or reviewed by the Company’s independent registered public accounting firm and may be subject to future reconciliation or adjustments. This information should not be viewed as indicative of future results.

The Company Parties’ emergence from bankruptcy is subject to, among other things, certain regulatory approvals. This summary is qualified in its entirety by reference to the full text of the Confirmation Order, which is attached hereto as Exhibit 2.1 and includes the Plan as an Exhibit, and incorporated herein by reference.

Item 8.01	Other Events.

On August 21, 2020, the Company issued a press release announcing the confirmation of the Plan, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report and the exhibits hereto contain “forward-looking statements” related to future events. Forward-looking statements contain words such as “expect,” “anticipate,” “could,” “should,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates and may include, for example, statements regarding the Chapter 11 Cases and the Company’s ability to complete a financial restructuring of the existing debt of, existing equity interests in, and certain other obligations of the Company Parties. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including: potential adverse effects of the Chapter 11 Cases on the Company’s liquidity and results of operations; the Company’s ability to obtain timely approval by the Bankruptcy Court with respect to the motions filed in the Chapter 11 Cases; objections to the Company’s recapitalization process, the DIP Facilities, or other pleadings filed that could protract the Chapter 11 Cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP Facilities and other financing arrangements; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Cases; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; the Bankruptcy Court’s rulings in the Chapter 11 Cases, including the approvals of the terms and conditions of the Restructuring and the DIP Facilities, and the outcome of the Chapter 11 Cases generally; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate the Restructuring or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; potential delays in the Chapter 11 process due to the effects of the COVID-19 virus; other litigation and inherent risks involved in a bankruptcy process; as well as other risk factors set forth in the Company’s Disclosure Statement. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports the Company files with the U.S. Securities and Exchange Commission, including those in the Company’s most recent Annual Report on Form 10-K and any updates thereto in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company has no obligation to update or revise these forward-looking statements and does not undertake to do so.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1	Order Confirming the Fifth Amended Joint Plan of Reorganization of Frontier Communications Corporation and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code.
99.1	Press Release dated August 21, 2020.
104	The cover page of Frontier Communications Corporation’s Current Report on Form 8-K dated August 27, 2020, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: August 27, 2020	By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, Chief Legal Officer and Chief Transaction Officer